UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2007 (November 5, 2007)

CPG INTERNATIONAL INC.

(Exact name of registrant as specified in charter)

Delaware	333-134089	20-2779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Corey Street, Scranton, PA	18505
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 558-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        On November 5, 2007, subsidiaries of CPG International Inc. (the “Company”), together with its parent company, CPG International Holdings LP (“CPG”), entered into a Separation Agreement and Release (“Separation Agreement”) with John R. Loyack. On October 3, 2007, the Company announced the resignation of John R. Loyack, the President and Chief Executive Officer, effective October 3, 2007 (the “Separation Date”).

The Separation Agreement provides Mr. Loyack with a severance benefit equal to his base salary effective immediately preceding the Separation Date for the period commencing on the Separation Date through December 31, 2008 ($100,000 being payable with respect to the remainder of the 2007 calendar year at such times and in such amounts as would have been paid in accordance with the Company’s normal payroll procedures and $400,000 being payable with respect to the 2008 calendar year in a lump sum on the first regular payroll date scheduled in 2008). The Separation Agreement provides that Mr. Loyack will receive an amount equal to $281,000 in respect of his 2007 annual bonus, payable in a lump sum on the first regular payroll date scheduled in 2008. From the Separation Date through December 31, 2008, the Company will provide Mr. Loyack with the right to continue to participate in the Company’s group medical, vision and dental insurance plans and the Company will continue to pay the normal monthly employer’s share of the premium payments for the medical plans while Mr. Loyack is a participant.

Pursuant to the Separation Agreement, Mr. Loyack will have the right of reimbursement for all legal expenses incurred regarding the review and negotiation of his Separation Agreement up to a maximum of $10,000. Mr. Loyack is also entitled to reimbursement of the balance remaining of the $12,000 for 2007, and for 2008, up to $12,000, of expenses he may incur for life, disability, automobile, liability and/or homeowners insurance. The Company will also continue to provide Mr. Loyack with the use of his Company cell phone through December 31, 2008 and reimburse Mr. Loyack for the expenses incurred with respect to such use but only up to a maximum of $100 per month.

In consideration of the benefits provided to him in the Separation Agreement, Mr. Loyack has released the Company and its affiliates from all claims he may have relating to his employment with or separation from employment with the Company.

As part of the Separation Agreement, CPG is hereby purchasing for cash the 250 Class A Units held by Mr. Loyack for an aggregate purchase price of approximately $458,167. CPG is also exercising its right to redeem and is purchasing for cash 2,500 Class B Units held by Mr. Loyack for an aggregate purchase price of $194,465.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPG International Inc.
By:	/s/ Scott Harrison
Executive Vice President and Chief Financial Officer

Dated: November 9, 2007